UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No. 2)

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

USA TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

This proxy statement supplement (this “Proxy Supplement”) is being filed to update the definitive proxy statement filed by USA Technologies, Inc., a Pennsylvania corporation (the “Company”), with the Securities and Exchange Commission on March 24, 2020 and as amended on May 5, 2020 (the “Definitive Proxy Statement”) to reflect that on May 10, 2020, Donald W. Layden, Jr. resigned as Chief Executive Officer and President of the Company, and as a member of the Board of Directors of the Company, effective May 8, 2020.

SUPPLEMENT NO. 2 TO PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

OF

USA TECHNOLOGIES, INC.

This proxy statement supplement (this “Proxy Supplement”) is being furnished to shareholders of USA Technologies, Inc., a Pennsylvania corporation (the “Company”), by the Board of Directors of the Company (the “Board”) in connection with the solicitation of proxies from the holders of common stock, no par value, of the Company (the “Common Stock”) and Series A convertible preferred stock, no par value, of the Company (the “Series A Preferred Stock”) in connection with the 2020 Annual Meeting of Shareholders (the “Annual Meeting”) scheduled to be held at 9:30 a.m., Eastern Time, on May 21, 2020.

This Proxy Supplement is dated May 12, 2020, and is first being furnished to Shareholders on or about May 12, 2020. This Proxy Supplement should be read in conjunction with the definitive proxy statement filed by the Company with the Securities and Exchange Commission on March 24, 2020 and as amended on May 5, 2020 (the “Definitive Proxy Statement”). All page references in the information below are to the pages in the Definitive Proxy Statement, and defined terms used but not defined below have the meanings ascribed to them in the Definitive Proxy Statement. Except as updated or supplemented by this Proxy Supplement, all information set forth in the Definitive Proxy Statement remains unchanged and should be considered in casting your vote by proxy or in person at the Annual Meeting. To the extent that information in this supplement differs from or updates information contained in the Definitive Proxy Statement, the information in this supplement shall supersede or supplement the information in the Definitive Proxy Statement.

SUPPLEMENTAL DISCLOSURES TO THE DEFINITIVE PROXY STATEMENT

References to Donald W. Layden, Jr. and the number of directors to be elected at the Annual Meeting, stated as ten throughout the Definitive Proxy Statement, are revised in all instances to reflect the following:

On May 10, 2020, Donald W. Layden, Jr. resigned as Chief Executive Officer and President of the Company, and as a member of the Board, effective May 8, 2020. Pursuant to the Separation Agreement and Release, dated May 10, 2020, between the Company and Mr. Layden, Mr. Layden will not stand for re-election at the Annual Meeting. The Company has withdrawn Mr. Layden’s nomination for election as a director at the Annual Meeting and any votes (or proxies) cast in favor of Mr. Layden’s election shall be disregarded.

The Board currently consists of nine directors and one vacancy. The Company does not intend to nominate a new nominee for election at the Annual Meeting in substitution for Mr. Layden, so that its nine nominees for election at the Annual Meeting shall consist of Lisa P. Baird, Douglas G. Bergeron, Douglas L. Braunstein, Jacob Lamm, Patricia A. Oelrich, Michael K. Passilla, Ellen Richey, Anne M. Smalling and Shannon S. Warren. Pursuant to the Employment Agreement between the Company and Sean Feeney, the Chief Executive Officer of the Company, Mr. Feeney shall be appointed to the Board as soon as reasonably practicable following the Company’s Annual Meeting (or as soon thereafter as the Company’s by-laws permit).

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If you need another copy of the Definitive Proxy Statement, please contact our proxy solicitor, Innisfree M&A Incorporated, at the telephone numbers listed below.

Innisfree M&A Incorporated

Shareholders call toll-free: 1 877-750-0502

Banks and Brokers call collect: 1-212-750-5833